UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) July 3, 2006

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50120 Pontiac Trail, Wixom, Michigan	48393
(Address of Principal Executive Offices)	(Zip Code)

(248) 560-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Purchase Agreement

Effective July 3, 2006, Veri-Tek International, Corp. (the “Company”) entered into an amendment (the “Amendment”) to its Purchase Agreement (the “Purchase Agreement”), dated May 16, 2006, with Quantum Value Management, LLC (the “Parent”) and all of the members of the Parent (the “Members”), providing for the purchase by the Company from the Members of all of the outstanding membership interests of the Parent. The entry into the Purchase Agreement was reported by the Company on a Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on May 19, 2006.

The Amendment corrects a drafting error of certain definitions in the Purchase Agreement to clarify that the working capital adjustment was intended to be based on the financial statements of the acquired subsidiary holding company, Manitex, LLC (“Holding”), and not including those of the Parent.

Employment Agreement with David J. Langevin

Pursuant to the terms of the Purchase Agreement, effective July 3, 2006, the Company entered into an Employment Agreement (the “Employment Agreement”) with David J. Langevin (“Langevin”), the former President and Chief Financial Officer of Manitex, LLC, and Chairman and Chief Executive Officer of Manitex, Inc. (“Operating”), and Manitex SkyCrane, LLC (“SkyCrane”). Pursuant to the Employment Agreement, Langevin will become Chief Executive Officer of the Company, for a period of three years (subject to automatic one-year renewals if no termination notice is given by either the Company or Langevin). By the terms of the Employment Agreement, Langevin (i) will be paid a $300,000 base salary, (ii) will be eligible for cash incentive bonuses as determined by the Compensation Committee of the Board of Directors of the Company, (iii) will be eligible to participate in all regular Company health and pension plans, (iv) will be entitled to four weeks’ paid vacation per year, (v) will be reimbursed up to $1,000 per month for a single country club’s dues (not any bonds, initiation fees or assessments) and (vi) will be paid a stipend of $1,500 per month for automobile expenses. If Langevin’s employment is terminated within six months of a Company change of control, Langevin will be entitled to six months’ severance. If Langevin’s employment is terminated by the Company without just cause, Langevin will be entitled to 12 months’ severance. If Langevin’s employment is terminated by Company with just cause or by Langevin, Langevin is entitled to no severance. In addition, Langevin will agree in the Employment Agreement to be bound by a non-competition covenant for two years following the termination of employment for any reason other than without just cause.

Promissory Note

Prior to the closing of the transactions contemplated by the Purchase Agreement, the balance sheet of Holding reflected an inter-company receivable from Crane & Machinery, Inc. (“C&M”), an Illinois corporation and affiliate of the Members. In connection with consummation of the Acquisition (as defined below), on May 31, 2006, C&M issued to the Company a promissory note in aggregate principal amount of $998,921 (the “C&M Note”) to replace the above-described receivable. The C&M Note is payable upon demand at any time and will bear interest at a rate of 4% per annum.

The description of the Amendment set forth above is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01. The description of the Employment Agreement set forth above is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01. The description of the C&M Note set forth above is not complete and is qualified in its entirety by reference to the C&M Note, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

A copy of the press release issued by the Company announcing the Employment Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective July 3, 2006, the Company completed the acquisition (the “Acquisition”) of all of the outstanding membership interests of Quantum Value Management, LLC (the “Parent”) from Michael Azar, David Langevin, Robert Skandalaris, Lubomir Litchev, Patrick Flynn and Michael Hull, all of the members of the Parent (the “Members”). The Acquisition was completed pursuant to the terms and conditions of the Purchase Agreement. The aggregate consideration (the “Consideration”) paid in connection with the Acquisition was approximately $35 million, which may be subject to post-closing working capital adjustment, consisting of (i) 234,875 shares of Company common stock and (ii) a Non-Negotiable Subordinated Promissory Note for approximately $1.1 million. The remaining portion of the consideration is composed of the Company’s assumption of approximately $33 million of indebtedness of the Parent and its subsidiaries. The principle followed in determining the amount of Consideration was the relative value of QVM and the Company, taking into account the advantages to both companies of consummating the Acquisition. J. Giordano Securities acted as financial advisory to Veri-Tek in connection with the transaction and rendered a fairness opinion to the Board of Directors of Veri-Tek.

Michael Azar, the Company’s Vice President and Secretary, David Langevin and Robert Skandalaris, are each Members and owned approximately 6.1%, 12.1% and 12.1%, respectively, of the Company’s outstanding common stock prior to the Acquisition. Mr. Azar, Mr. Langevin and Mr. Skandalaris own approximately 6.6%, 13.3% and 18.2%, respectively, of the Company’s outstanding common stock upon consummation of the Acquisition.

A copy of the press release issued by the Company announcing the completion of the Acquisition is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in Item 2.01, effective July 3, 2006, in connection with the consummation of the Acquisition, the Company issued a promissory note in the aggregate principal amount of $1,072,244 (the “Note”) to the agent for the Members as part of the Consideration. The Note will bear interest at the prime rate of interest, as announced by Comerica Bank in Detroit, Michigan, which will be payable on the first business day of each calendar quarter, commencing on September 1, 2006. The Note will mature on the first to occur of (i) three years from the closing of the transactions contemplated by the Purchase Agreement, (ii) the Company’s consummation of a $25 million financing transaction, and (iii) a change of control of the Company. The Note will be subordinate to all existing and future indebtedness of the Company that is not made expressly subordinate to the Note. The Note is subject to acceleration upon the happening of customary events of default, including the Company’s bankruptcy or liquidation or the Company’s failure to make timely payments under the note.

The description of the Note set forth above is not complete and is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described in Item 2.01, effective July 3, 2006, in connection with the consummation of the Acquisition, the Company directed its transfer agent to issue 234,875 shares of Company common stock to the Members as part of the Consideration upon receipt of the American Stock Exchange’s approval of the additional listing application, which approval was received on July 6, 2006. These shares were transferred to the Members in a private transaction not involving a public offering. Based on certain representations and warranties of the Members in the Purchase Agreement, the Company relied on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder for an exemption from the registration requirements of the Securities Act. The shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from registration requirements. The information set forth in Item 2.01 regarding the Consideration is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 30, 2006, at a special meeting of the Board, effective as of the closing of the Acquisition, Langevin was elected as a new Director and as Chairman of the Board and appointed as Chief Executive Officer of the Company. The information set forth in Item 1.01 regarding the terms of Langevin’s employment agreement is incorporated by reference into this Item 5.02. Don Brown will remain as President and Chief Operating Officer of the Company.

Prior to joining the Company, Langevin worked from January 2003 to May 2006 as President and Chief Financial Officer of Holding and Chairman and Chief Executive Officer of Operating and SkyCrane. From August 2002 to December 2002, Langevin served as Principal and Managing Director of QVM, and from May 2000 to August 2002, Langevin worked as Managing Director of Gerard Klauer & Mattison, an investment firm.

Langevin, a 5% Shareholder of the Company, was also a Member, and, upon consummation of the Acquisition, received 36.86% of the Consideration. The information set forth in Item 2.01 regarding the Consideration is incorporated by reference into this Item 5.02.

A copy of the press release issued by the Company announcing the election and appointment of Langevin is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The required pro forma information will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.

By:	/s/ Donald Brown
Name:	Donald Brown
Title:	President and Chief Operating Officer

Date: July 10, 2006

EXHIBIT INDEX

Exhibit Number	Description
2.1	First Amendment to Purchase Agreement, effective July 3, 2006, among the Company, Quantum Value Management, LLC and the members of Quantum Value Management, LLC.

10.1	Employment Agreement, effective July 3, 2006, between the Company and David J. Langevin.

10.2	Demand Promissory Note, dated May 31, 2006, by Crane & Machinery, Inc. to the Company.

10.3	Non-Negotiable Subordinated Promissory Note, dated July 3, 2006, by the Company to Michael C. Azar, solely as escrow agent for, on behalf of and for further distribution to the members of Quantum Value Management, LLC.

99.1	Press release dated July 10, 2006.